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                                                                   Exhibit 10.64


               HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED


                               SHARE OPTION SCHEME

        I, CHOW WOO Mo Fong Susan, a director of Hutchison Telecommunications International Limited, hereby certify that, pursuant to paragraph 2.4 of the rules of the Share Option Scheme hereto attached, the conditions set out in paragraph 2.1 of such rules were satisfied on the date set out below and that such date is the "Adoption Date" as defined in such rules:

        Adoption Date: 17 September 2004

                                                   /s/ Chow Woo Mo Fong Susan
                                                 -------------------------------
                                                 Name: CHOW WOO Mo Fong Susan
                                                 Position:  Director

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                                    I N D E X

Clause no.   Heading                                                    Page no.
----------   -------                                                    --------

     1       Definitions ......................................................1

     2       Conditions .......................................................4

     3       Purpose and administration .......................................4

     4       Grant of Options .................................................5

     5       Subscription Price ...............................................8

     6       Exercise of Options ..............................................8

     7       Early termination of Option Period ..............................10

     8       Maximum number of Shares available for subscription .............11

     9       Adjustments to the Subscription Price ...........................13

    10       Cancellation of Options .........................................14

    11       Share capital ...................................................15

    12       Disputes ........................................................15

    13       Alteration of this Scheme .......................................15

    14       Termination .....................................................16

    15       Miscellaneous ...................................................16

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1.      DEFINITIONS

1.1 In this Scheme the following expressions shall have the following meanings:

        "ADOPTION DATE"
                the date on which this Scheme becomes unconditional upon fulfilment of the conditions set out in paragraph 2.1;

        "ASSOCIATE"
                shall bear the meaning as defined in the Listing Rules;

        "AUDITORS"

                the auditors for the time being of the Company;

        "BUSINESS DAY"
                any day on which the Stock Exchange is open for the business of dealing in securities;

        "COMPANY"
                Hutchison Telecommunications International Limited, a company incorporated in the Cayman Islands with limited liability;

        "CONNECTED PERSON"
                shall bear the meaning as defined in the Listing Rules;

        "DIRECTORS"
                the directors of the Company for the time being or a duly authorised committee thereof;

        "ELIGIBLE PARTICIPANTS"
                the persons who may be invited by the Directors to take up Options as referred to in paragraph 4.1;

        "ELIGIBLE EMPLOYEE"
                any employee or consultant (as to functional areas of finance, business or personnel administration or information technology) (whether full time or part time, including any executive director but excluding any non-executive director) of the Company, any Subsidiary or any Invested Entity;

        "GRANTEE"
                any Eligible Participant who accepts the Offer in accordance with the terms of this Scheme or (where the context so permits and as referred to in paragraph 6.4(a)) his Personal Representative;

        "GROUP"
                the Company and its Subsidiaries;

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        "HONG KONG"
                the Hong Kong Special Administrative Region of the People's Republic of China;

        "INVESTED ENTITY"
                any entity in which any member of the Group holds an equity interest;

        "LISTING RULES"
                the Rules Governing the Listing of Securities on the Stock Exchange;

        "OFFER"
                an offer for the grant of an Option made in accordance with paragraph 4.3;

        "OFFER DATE"
                the date, which must be a Business Day, on which an Offer is made to an Eligible Participant or, in the case of an Offer for a further grant of Option under paragraph 8.3, the date, which must be a Business Day, of the meeting of the Directors for proposing such further grant;

        "OPTION"
                an option to subscribe for the Shares granted pursuant to this Scheme;

        "OPTION PERIOD"
                in respect of any particular Option, a period (which may not expire later than 10 years from the Offer Date of that Option) to be determined and notified by the Directors to the Grantee thereof and, in the absence of such determination, from the date of acceptance of the Offer of such Option to the earlier of (i) the date on which such Option lapses under the provisions of paragraph 7 and (ii) the date falling 10 years from the Offer Date of that Option;

        "PERSONAL REPRESENTATIVE(s)"
                the person or persons who, in accordance with the laws of succession applicable in respect of the death of a Grantee (being an individual), is or are entitled to exercise the Option granted to such Grantee (to the extent not already exercised);

        "SCHEME"
                this Share Option Scheme in its present form or as may be amended in accordance with paragraph 13;

        "SHARES"

                shares of HK$0.25 each in the Company, or, if there has been a subdivision, consolidation, reclassification or reconstruction of the share capital of the Company, shares forming part of the ordinary equity share capital of the Company of such other nominal amount as shall result from any such subdivision, consolidation, reclassification or reconstruction;

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        "STOCK EXCHANGE"
                The Stock Exchange of Hong Kong Limited or other principal stock exchange in Hong Kong for the time being or such other stock exchange which is the principal stock exchange (as determined by the Directors) on which the Shares are for the time being listed or traded;

        "SUBSCRIPTION PRICE"
                the price per Share at which a Grantee may subscribe for the Shares on the exercise of an Option pursuant to paragraph 6;

        "SUBSIDIARY"
                a company which is for the time being and from time to time a subsidiary (within the meaning of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong)) of the Company, whether incorporated in Hong Kong, the Cayman Islands or elsewhere;

        "SUBSTANTIAL SHAREHOLDER"
                shall bear the meaning as defined in the Listing Rules;

         "Termination Date"
                close of business of the Company on the date which falls ten
                (10) years after the Adoption Date; and

        "HK$"
                Hong Kong dollars.

1.2     In this Scheme :

        (a) paragraph headings are for ease of reference only and shall be ignored in construing this Scheme;

        (b) references to paragraphs or sub-paragraphs are references to paragraphs or sub-paragraphs hereof;

        (c)     words importing the singular include the plural and vice versa;

        (d) words importing one gender include both genders and the neuter and vice versa;

        (e) references to persons include bodies corporate and unincorporated;

        (f) references to any statutory provisions or rules prescribed by any statutory bodies shall include the same as from time to time amended, consolidated and re-enacted; and

        (g) references to any statutory body shall include the successor thereof and any body established to replace or assume the functions of the same.

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2.      CONDITIONS

2.1     This Scheme is conditional upon:

        (a) the Listing Committee of the Stock Exchange granting approval of the listing of and permission to deal in any Shares to be allotted and issued by the Company pursuant to the exercise of Options in accordance with the terms and conditions of this Scheme, and the commencement of dealings in the Shares on the Stock Exchange;

        (b) the passing of the necessary resolution to approve and adopt this Scheme in general meeting or by way of written resolution of the shareholder(s) of the Company; and

        (c) the passing of the necessary resolution to approve this Scheme in general meeting of the shareholder(s) of Hutchison Whampoa Limited.

2.2 If the conditions referred to in paragraph 2.1 are not satisfied within a reasonable period (as determined by the Board), this Scheme shall forthwith determine and no person shall be entitled to any rights or benefits or be under any obligations under or in respect of this Scheme.

2.3 Reference in paragraph 2.1 to the Listing Committee of the Stock Exchange formally granting the listing and permission referred to therein shall include any such listing and permission which are granted subject to the fulfilment of any condition precedent or condition subsequent.

2.4 A certificate of a Director that the conditions set out in paragraph 2.1 have been satisfied and the date on which such conditions were satisfied or that such conditions have not been satisfied as of any particular date and the exact date of the "Adoption Date" shall be conclusive evidence of the matters certified.

3.      PURPOSE AND ADMINISTRATION

3.1 The purpose of this Scheme is to enable the Group to grant Options to the Eligible Participants as incentives or rewards for their contribution to the Group, to continue and/or render improved service with the Group, and/or to establish a stronger business relationship between the Group and such participants.

3.2 This Scheme shall be subject to the administration of the Directors whose decision on all matters arising in relation to this Scheme or their interpretation or effect shall (save for the grant of Options referred to in paragraph 4.11 and the change of the terms of an Option referred to in paragraph
8.5 which shall be approved in the manner referred to therein and save as otherwise provided herein) be final and binding on all persons who may be affected thereby.

3.3 Subject to paragraphs 2 and 14, this Scheme shall be valid and effective until the Termination Date, after which period no further Options may be issued but the provisions of

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this Scheme shall remain in full force and effect to the extent necessary to give effect to the exercise of any Options granted or exercised prior thereto or otherwise as may be required in accordance with the provisions of this Scheme.

3.4 A Grantee shall ensure that the acceptance of an Offer, the holding and exercise of his Option in accordance with this Scheme, the allotment and issue of Shares to him upon the exercise of his Option and the holding of such Shares are valid and comply with all laws, legislation and regulations including all applicable exchange control, fiscal and other laws to which he is subject. The Directors may, as a condition precedent of making an Offer and allotting Shares upon an exercise of an Option, require an Eligible Participant to produce such evidence as it may reasonably require for such purpose.

4.      GRANT OF OPTIONS

4.1 Subject to paragraphs 4.11 and 8, the Directors shall, in accordance with the provisions of this Scheme, be entitled but shall not be bound at any time within a period of ten (10) years commencing from the Adoption Date to make an Offer to any person belonging to the following classes of participants to subscribe, and no person other than the Eligible Participant named in such Offer may subscribe for such number of Shares (being a board lot for dealings in the Shares on the Stock Exchange or an integral multiple thereof) at such Subscription Price as the Directors shall, subject to paragraph 9, determine:

        (a)     any Eligible Employee;

        (b) any non-executive directors (including independent non-executive directors) of the Company, any Subsidiary or any Invested Entity;

        (c) any supplier of goods or services to any member of the Group or any Invested Entity;

        (d)     any customer of any member of the Group or any Invested Entity;

        (e) any person or entity that provides research, development or other technological support to any member of the Group or any Invested Entity;

        (f) any shareholder of any member of the Group or any Invested Entity or any holder of any securities issued by any member of the Group or any Invested Entity;

        (g) any other group or classes of participants contributing by way of joint venture, business alliance or other business arrangement to the development and growth of the Group; and

        (h) for the purposes of this Scheme, any company wholly owned by any one or more persons belonging to any one or more of the above classes of Eligible Participants.

For the avoidance of doubt, the grant of any options by the Company for the subscription of

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Shares or other securities of the Group to any person who falls within any of the above classes of Eligible Participants shall not, by itself, unless the Directors otherwise determine, be construed as a grant of Option under this Scheme.

4.2 The eligibility of any of the Eligible Participants to an Offer shall be determined by the Directors from time to time on the basis of their contribution to the development and growth of the Group.

4.3 An Offer shall be made to an Eligible Participant in writing (and unless so made shall be invalid) in such form as the Directors may from time to time determine, either generally or on a case-by-case basis, specifying the number of Shares and the Option Period in respect of which the Offer is made and further requiring the Eligible Participant to undertake to hold the Option on the terms on which it is to be granted and to be bound by the provisions of this Scheme and shall remain open for acceptance by the Eligible Participant concerned (and by no other person) for a period of up to 21 days from the Offer Date.

4.4 An Offer shall state, in addition to the matters specified in paragraph 4.3, the following:

        (a)     the name, address, position and company of the Eligible
                Participant;

        (b) the number of Shares in respect of which the Offer is made and the Subscription Price for such Shares;

        (c) the Option Period in respect of which the Offer is made or, as the case may be, the Option Period in respect of separate parcels of Shares comprised in the Offer;

        (d) the last date by which the Offer must be accepted (which may not be later than 21 days from the Offer Date);

        (e)     the procedure for acceptance;

        (f) the performance target(s) (if any) that must be attained by the Eligible Participant before any Option can be exercised;

        (g) such other terms and conditions of the Offer as may be imposed by the Directors as are not inconsistent with this Scheme; and

        (h) a statement requiring the Eligible Participant to undertake to hold the Option on the terms on which it is to be granted and to be bound by the provisions of this Scheme including, without limitation, the conditions specified in paragraphs 3.4, 6.1 and
                15.8 to 15.10, inclusive.

4.5 An Offer shall have been accepted by an Eligible Participant in respect of all Shares which are offered to such Eligible Participant when the duplicate letter comprising acceptance of the Offer duly signed by the Eligible Participant together with a payment to the Company of HK$1.00 by way of consideration for the grant thereof is received by the

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Company within such time as may be specified in the Offer (which shall not be later than 21 days from the Offer Date). Such payment shall in no circumstances be refundable.

4.6 Any Offer may be accepted by an Eligible Participant in respect of less than the number of Shares which are offered provided that it is accepted in respect of a board lot for dealing in the Shares on the Stock Exchange or an integral multiple thereof (or if the number of Shares so indicated in the duplicate letter is not an integral multiple of a board lot, the number shall be deemed to be rounded down to the nearest integral number of a board lot) and such number is clearly stated in the duplicate letter comprising acceptance of the Offer duly signed by such Eligible Participant and received by the Company together with a payment to the Company of HK$1.00 by way of consideration for the grant thereof within such time as may be specified in the Offer (which may not be later than 21 days from the Offer Date).

4.7     Upon an Offer being accepted by an Eligible Participant in whole or in part in accordance with paragraph 4.5 or 4.6, an Option in respect of the number of Shares in respect of which the Offer was so accepted will be deemed to have been granted by the Company to such Eligible Participant on the date of such acceptance. To the extent that the Offer is not accepted within the time specified in the Offer in the manner indicated in paragraph 4.5 or 4.6, it will be deemed to have been irrevocably declined.

4.8 The Option Period of an Option may not end later than ten (10) years after the Offer Date of that Option.

4.9     The Options will not be listed or dealt in on the Stock Exchange.

4.10    For so long as the Shares are listed on the Stock Exchange:

        (a) an Offer may not be made after a price sensitive event has occurred or a price sensitive matter has been the subject of a decision until such price sensitive information has been announced in accordance with the requirements of the Listing Rules. In particular, during the period commencing one month immediately preceding the earlier of:

                (i) the date of the board meeting (as such date is first notified to the Stock Exchange in accordance with the Listing Rules) for the approval of the Company's results for any year, half-year, quarterly or any other interim period (whether or not required under the Listing Rules); and

                (ii) the last date on which the Company must publish an announcement of its results for any year or half-year under the Listing Rules, or quarterly or any other interim period (whether or not required under the Listing Rules), and ending on the date of the results announcement, no Offer may be made; and

        (b) the Directors may not make any Offer to an Eligible Participant who is a

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                Director during the periods or times in which the Directors are prohibited from dealing in Shares pursuant to the Model Code for Securities Transactions by Directors of Listed Companies prescribed by the Listing Rules or any corresponding code of securities dealing restrictions adopted by the Company.

4.11 Without prejudice to paragraph 8.4, the making of an Offer to any Director, chief executive or substantial shareholder of the Company, or any of their respective associates must be approved by the independent non-executive Directors (excluding any independent non-executive Director who or whose associate is the proposed Grantee of an Option).

4.12 The Company shall include in its annual report a summary of the terms of this Scheme and in its annual and half-year report information on the Options granted, in each case in accordance with the requirements of the Listing Rules.

5.      SUBSCRIPTION PRICE

The Subscription Price in respect of any Option shall, subject to any adjustments made pursuant to paragraph 9, be at the discretion of the Directors, provided that it shall be not less than the highest of:

        (a) the closing price of the Shares as stated in the Stock Exchange's daily quotations sheet for trade in one or more board lots of the Shares on the Offer Date; thereto

        (b) the average closing price of the Shares as stated in the Stock Exchange's daily quotations sheets for trade in one or more board lots of the Shares for the five Business Days immediately preceding the Offer Date; and

        (c)     the nominal value of a Share.

For the purpose of calculating the Subscription Price where the Shares have been listed for less than five Business Days, the new issue price shall be used as the closing price for any Business Day falling within the period before listing.

6.      EXERCISE OF OPTIONS

6.1 An Option shall be personal to the Grantee and shall not be assignable and no Grantee shall in any way sell, transfer, charge, mortgage, encumber or otherwise dispose of or create any interest whatsoever in favour of any third party over or in relation to any Option or enter into any agreement so to do except for the transmission of an Option on the death of a Grantee to his Personal Representative(s). Any breach of the foregoing by a Grantee shall entitle the Company to cancel any Option granted to such Grantee to the extent not already exercised.

6.2 Unless otherwise determined by the Directors and stated in the Offer to a Grantee, a Grantee is not required to achieve any performance targets before the exercise of an Option granted to him.

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6.3     Subject to paragraphs 3.4 and 15.8 and the fulfillment of all terms and conditions set out in the Offer, including the attainment of any performance targets stated therein, an Option shall be exercisable in whole or in part in the circumstances and in the manner as set out in paragraphs 6.4 and 6.5 by giving notice in writing to the Company stating that the Option is thereby exercised and the number of Shares in respect of which it is so exercised (which, except where the number of Shares in respect of which the Option remains unexercised is less than one board lot or where the Option is exercised in full, must be for a board lot for dealings in Shares on the Stock Exchange or an integral multiple thereof). Each such notice must be accompanied by a payment for the full amount of the Subscription Price for Shares in respect of which the notice is given. Within 21 days (7 days in the case of an exercise pursuant to paragraph 6.4(c)) after receipt of the notice, the Company shall accordingly allot the relevant number of Shares to the Grantee (or, in the event of an exercise of Option by a Personal Representative pursuant to paragraph 6.4(a), to the estate of the Grantee) fully paid and issue to the Grantee (or his estate in the event of an exercise by his Personal Representative as aforesaid) a share certificate for every board lot of Shares so allotted and a share certificate for the balance (if any) of the Shares so allotted which do not constitute a board lot.

6.4 Subject as hereinafter provided, an Option may (and may only) be exercised by the Grantee at any time or times during the Option Period provided that:

        (a) if the Grantee is an Eligible Employee and in the event of his ceasing to be an Eligible Employee by reason of his death, ill-health or retirement in accordance with his contract of employment before exercising the Option in full, his Personal Representative(s) or, as appropriate, the Grantee may exercise the Option (to the extent not already exercised) in whole or in part in accordance with the provisions of paragraph 6.3 within a period of 12 months following the date of cessation of employment which date shall be the last day on which the Grantee was at work with the Company or the relevant Subsidiary or the Invested Entity whether salary is paid in lieu of notice or not, or such longer period as the Directors may determine or, if any of the events referred to in paragraph 6.4(c) or 6.4(d) occur during such period, exercise the Option pursuant to paragraph 6.4(c) or 6.4(d) respectively;

        (b) if the Grantee is an Eligible Employee and in the event of his ceasing to be an Eligible Employee for any reason other than his death, ill-health or retirement in accordance with his contract of employment or the termination of his employment on one or more of the grounds specified in paragraph 7.1(c) before exercising the Option in full, the Grantee may exercise the Option (to the extent not already exercised) in whole or in part in accordance with the provisions of paragraph 6.3 within a period of 30 days or such longer period as the Directors may determine following the date of such cessation or termination or, if any of the events referred to in sub-paragraph 6.4(c) or 6.4(d) occur during such period, exercise the Option pursuant to paragraph 6.4(c) or 6.4(d) respectively. The date of cessation or termination as aforesaid shall be the last day on which the Grantee was actually at work with the Company or the relevant Subsidiary or the Invested Entity whether salary

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                is paid in lieu of notice or not;

        (c) if a general or partial offer, whether by way of take-over offer, share repurchase offer, or scheme of arrangement or otherwise in like manner is made to all the holders of the Shares, or all such holders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror, the Company shall use all reasonable endeavours to procure that such offer is extended to all the Grantees on the same terms, mutatis mutandis, and assuming that they will become, by the exercise in full of the Options granted to them, shareholders of the Company. If such offer becomes or is declared unconditional or such scheme of arrangement is formally proposed to shareholders in the Company, the Grantee shall, notwithstanding any other terms on which his Options were granted (provided that any condition stated in the Offer pursuant to paragraph 4.4(f) must first be satisfied), be entitled to exercise the Option (to the extent not already exercised) to its full extent or to the extent specified in the Grantee's notice to the Company in accordance with the provisions of paragraph 6.3 at any time thereafter and up to the close of such offer (or any revised offer) or the record date for entitlements under scheme of arrangement, as the case may be. Subject to the above, an option (to the extent not already exercised) will lapse automatically on the date on which such offer (or, as the case may be, revised offer), closes; and

        (d) in the event of an effective resolution being proposed for the voluntary winding-up of the Company during the Option Period, the Grantee may, subject to the provisions of all applicable laws, by notice in writing to the Company at any time prior to the date on which such resolution is passed, exercise his Option (to the extent not already exercised) either to its full extent or to the extent specified in such notice in accordance with the provisions of paragraph 6.3 and shall accordingly be entitled, in respect of the Shares falling to be allotted and issued upon the exercise of his Option, to participate in the distribution of the assets of the Company available in liquidation pari passu with the holders of the Shares in issue on the day prior to the date of such resolution.

6.5 Shares to be allotted and issued upon the exercise of an Option will be subject to all the provisions of the Articles of Association of the Company for the time being in force and will, subject to the completion of the registration referred to below, rank pari passu in all respects with the then existing fully paid Shares in issue on the date on which the Option is duly exercised or, if that date falls on a day when the register of members of the Company is closed, the first day of the re-opening of the register of members ("Exercise Date") and accordingly will entitle the holders thereof to participate in all dividends or other distributions paid or made on or after the Exercise Date other than any dividend or other distribution previously declared or recommended or resolved to be paid or made if the record date therefor shall be before the Exercise Date. A Share allotted and issued upon the exercise of an Option shall not carry voting rights until the name of the Grantee has been duly entered on the register of members of the Company as the holder thereof.

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7.      EARLY TERMINATION OF OPTION PERIOD

7.1 The Option Period in respect of any Option shall automatically terminate and that Option (to the extent not already exercised) shall lapse on the earliest of:

        (a)     the expiry of the Option Period;

        (b)     the expiry of any of the periods referred to in paragraph 6.4;

        (c) unless the Directors otherwise resolve in their absolute discretion, in respect of a Grantee who is an Eligible Employee, the date on which the Grantee ceases to be an Eligible Employee by reason of a termination of his employment on the grounds that he has been guilty of persistent or serious misconduct, or has committed any act of bankruptcy or has become insolvent or has made any arrangement or composition with his creditors generally, or has been convicted of any criminal offence (other than an offence which in the opinion of the Directors does not bring the Grantee or the Group or the Invested Entity into disrepute), or on any other ground which his employer would be entitled to terminate his contract of employment by summary dismissal;

        (d) in respect of a Grantee other than an Eligible Employee, the date on which the Directors shall at their absolute discretion determine that (i) the Grantee or his associate has committed any breach of any contract entered into between the Grantee or his associate on the one part and the Group or any Invested Entity on the other part or that the Grantee has committed any act of bankruptcy or has become insolvent or is subject to any winding-up, liquidation or analogous proceedings or has made any arrangement or composition with his creditors generally; and
                (ii) the Option shall lapse; and

        (e) the date on which the Directors shall exercise the Company's right to cancel the Option by reason of a breach of paragraph
                6.1 by the Grantee in respect of that or any other Option.

7.2 A resolution of the Directors to the effect that the employment of a Grantee has or has not been terminated on one or more of the grounds specified in paragraph 7.1(c) or that any event referred to in paragraph 7.1(d)(i) has occurred shall be conclusive.

8.      MAXIMUM NUMBER OF SHARES AVAILABLE FOR SUBSCRIPTION

8.1 The maximum number of Shares which may be allotted and issued upon exercise of all outstanding Options granted and yet to be exercised under this Scheme and any other share option schemes adopted by the Group shall not exceed 30 per cent. of the relevant class of securities of the Company (or the Subsidiary) in issue from time to time. The maximum number of Shares the subject of all Options shall include all Shares falling to be issued upon the exercise of any Option by any Grantee (to the extent not already exercised) together with all Shares which have already been issued pursuant to the exercise of any Option, including options granted under any other employee share option schemes of the Group. No options

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may be granted under this Scheme or any other share option scheme adopted by the
Group if the grant of such option will result in the limit referred to in this paragraph 8.1 being exceeded.

8.2 The total number of Shares which may be allotted and issued upon exercise of all Options (excluding, for this purpose, options which have lapsed in accordance with the terms of this Scheme and any other share option scheme of the Group) to be granted under this Scheme and any other share option scheme of the Group must not in aggregate exceed 10 per cent. of relevant class of securities of the Company (or the Subsidiary) in issue as at the date on which the Shares are first listed and from which dealings therein are permitted to take place on the Stock Exchange ("General Scheme Limit") provided that:

        (a) subject to paragraph 8.1 and without prejudice to paragraph 8.2(b), the Company may, in compliance with paragraph 8.6, seek approval of its shareholders in general meeting to refresh the General Scheme Limit provided that the total number of Shares which may be allotted and issued upon exercise of all Options to be granted under this Scheme and any other share option scheme of the Group must not exceed 10 per cent. of the relevant class of securities of the Company (or the Subsidiary) in issue as at the date of approval of the limit and for the purpose of calculating the limit, options (including those outstanding, cancelled, lapsed or exercised in accordance with this Scheme and any other share option scheme of the Group) previously granted under this Scheme and any other share option scheme of the Group will not be counted; and

        (b) subject to paragraph 8.1 and without prejudice to paragraph 8.2(a), the Company may, in compliance with paragraph 8.6, seek separate shareholders' approval in general meeting to grant Options under this Scheme beyond the General Scheme Limit or, if applicable, the extended limit referred to in paragraph 8.2(a) to Eligible Participants specifically identified by the Company before such approval is sought.

8.3 Subject to paragraph 8.4, the total number of Shares issued and which may fall to be issued upon exercise of the Options and the options granted under any other share option scheme of the Group (including both exercised or outstanding options) to each Grantee in any 12-month period shall not exceed one
(1) per cent. of the issued share capital of the Company for the time being. Where any further grant of Options to a Grantee under this Scheme would result in the Shares issued and to be issued upon exercise of all options granted and proposed to be granted to such person (including exercised, cancelled and outstanding options) under this Scheme and any other share option schemes of the Group in the 12-month period up to and including the date of such further grant representing in aggregate over one (1) per cent. of the Shares in issue, such further grant must, subject to paragraph 8.6, be separately approved by shareholders of the Company in general meeting with such Grantee and his associates abstaining from voting. The number and terms (including the Subscription Price) of the Options to be granted (and Options previously granted to such Grantee) must be fixed before the approval of the shareholders of the Company and the date of the meeting of the Directors proposing such further grant should be taken as the date of grant for the purpose of calculating the Subscription Price.

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

8.4 Without prejudice to paragraph 4.11 and subject to paragraph 8.6, where any grant of Options to a substantial shareholder or an independent non-executive Director, or any of their respective associates, would result in the Shares issued and to be issued upon exercise of all options already granted and to be granted (including options exercised, cancelled and outstanding) to such person in the 12-month period up to and including the date of such grant:

        (a) representing in aggregate over 0.1 per cent. of the Shares in issue; and

        (b) having an aggregate value, based on the closing price of the Shares at the Offer Date of each Offer, in excess of HK$5 million;

such further grant of Options must be approved by shareholders of the Company in general meeting.

8.5 Any change in the terms of an Option granted to any Grantee who is a substantial shareholder or an independent non-executive director of the Company, or any of their respective associates, must, subject to paragraph 8.6, be approved by shareholders of the Company in general meeting.

8.6 For the purpose of seeking the approval of the shareholders of the Company under paragraphs 8.2, 8.3, 8.4 and 8.5, the Company shall send a circular to the shareholders containing the information required under the Listing Rules and where the Listing Rules shall so require, the vote at the shareholders' meeting convened to obtain the requisite approval shall be taken on a poll with the following persons abstaining from voting:

        (a) in the case of a further grant of Option under paragraph 8.3, the proposed Grantee and his associates; and

        (b) in the case of a grant of Option under paragraph 8.4 and/or any proposed change in the terms of an Option granted as referred to in paragraph 8.5, all connected persons of the Company, except that any connected person must abstain from voting in favour at the general meeting.

9.      ADJUSTMENTS TO THE SUBSCRIPTION PRICE

9.1 In the event of any alteration in the capital structure of the Company whilst any Option remains exercisable or this Scheme remains in effect, and such event arises from a capitalisation of profits or reserves, rights issue of securities to holders of the Shares (including any securities convertible into share capital or warrants or options to subscribe for any share capital of the Company, but excluding Options under this Scheme and options under any other similar share option scheme of the Group), consolidation, subdivision or reduction of the share capital of the Company, then, in any such case the Company shall make an adjustment, if any, to:

        (a) the number or nominal amount of Shares to which this Scheme or any Option(s) relates (insofar as it is/they are unexercised); and/or

        (b)     the Subscription Price of any Option; and/or

        (c) (unless the relevant Grantee elects to waive such adjustment) the number of Shares comprised in an Option or which remain comprised in an Option; and/or

        (d)     the method of exercise of any Option; and/or

        (e)     the maximum number of Shares referred to in paragraph 8 above,

        provided that:

        (aa) any such adjustment shall give the Grantee the same proportion of the issued share capital of the Company for which such Grantee would have been entitled to subscribe had he exercised all the Options held by him immediately prior to such adjustment;

        (bb) any such adjustment shall be made on the basis that the aggregate Subscription Price payable by a Grantee on the full exercise of any Option shall remain as nearly as possible the same (but shall not be greater than) as it was before such event;

        (cc) no such adjustment shall be made the effect of which would be to enable a Share to be issued at less than its nominal value;

        (dd) the issue of Shares or other securities of the Group as consideration in a transaction shall not be regarded as a circumstance requiring any such adjustment.

In respect of any adjustment referred to in this paragraph 9.1, other than any made on a capitalisation issue, the Auditors or such independent financial adviser must confirm to the Directors in writing that the adjustments satisfy the requirements of the relevant provisions of the Listing Rules.

9.2 If there has been any alteration in the capital structure of the Company as referred to in paragraph 9.1, the Company shall, upon receipt of a notice from a Grantee in accordance with paragraph 6.3, inform the Grantee of such alteration and shall inform the Grantee of the adjustment to be made.

9.3 In giving any confirmation under this paragraph 9, the Auditors or the independent financial adviser appointed under paragraph 9.1 shall be deemed to be acting as experts and not as arbitrators and their confirmation shall, in the absence of manifest error, be final, conclusive and binding on the Company and all persons who may be affected thereby.

10.     CANCELLATION OF OPTIONS

10.1 Subject to paragraph 6.1, any Option granted but not exercised may not be cancelled except with the written consent of the relevant grantee and the prior approval of the Directors at their absolute discretion.

10.2 Where the Company cancels any Option granted to a Grantee but not exercised and issues new Option(s) to the same Grantee, the issue of such new Option(s) may only be made with available unissued Options (excluding, for this purpose, the Options so cancelled) within the General Scheme Limit or the limits approved by the shareholders of the Company pursuant to paragraph 8.2(a) or 8.2(b).

11.     SHARE CAPITAL

The exercise of any Option shall be subject to the members of the Company in general meeting approving any necessary increase in the authorised share capital of the Company. Subject thereto, the Directors shall make available sufficient authorised but unissued share capital of the Company to allot the Shares on the exercise of any Option.

12.     DISPUTES

Any dispute arising in connection with the number of Shares the subject of an Option, or any adjustment under paragraph 9.1 shall be referred to the decision of the Auditors who shall act as experts and not as arbitrators and whose decision shall, in the absence of manifest error, be final, conclusive and binding on all persons who may be affected thereby.

13.     ALTERATION OF THIS SCHEME

13.1 Subject to paragraphs 13.2 and 13.4 this Scheme may be altered in any respect by a resolution of the Directors except that:

        (a) the provisions of this Scheme as to the definitions of "Eligible Participants", "Grantee", "Option Period" and "Termination Date" set out in paragraph 1.1;

        (b) the provisions of this Scheme relating to the matters governed by Rule 17.03 of the Listing Rules;

shall not be altered to the advantage of Grantees or prospective Grantees except with the prior sanction of a resolution of the Company in general meeting, provided that no such alteration shall operate to affect adversely the terms of issue of any Option granted or agreed to be granted prior to such alteration except with the consent or sanction of such majority of the Grantees as would be required of the holders of the Shares under the Articles of Association for the time being of the Company for a variation of the rights attached to the Shares.

13.2 Subject to paragraph 13.3, any alterations to the terms and conditions of this Scheme which are of a material nature shall be approved by the shareholders of the Company except where the alterations take effect automatically under the existing terms of this Scheme.

13.3 Any change to the authority of the Directors or the administrators of this Scheme in relation to any alteration to the terms of this Scheme must be approved by the shareholders of the Company in general meeting.

13.4 The terms of this Scheme and/or any Options amended pursuant to this paragraph 13 must comply with the applicable requirements of the Listing Rules.

14.     TERMINATION

The Company by resolution in general meeting may at any time terminate the operation of this Scheme and in such event no further Options will be offered but in all other respects the provisions of this Scheme shall remain in force to the extent necessary to give effect to the exercise of any Options (to the extent not already exercised) granted prior thereto or otherwise as may be required in accordance with the provisions of this Scheme and Options (to the extent not already exercised) granted prior to such termination shall continue to be valid and exercisable in accordance with this scheme.

15.     MISCELLANEOUS

15.1 This Scheme shall not form part of any contract of employment between the Company, any Subsidiary or any Invested Entity and any Eligible Employee and the rights and obligations of any Eligible Employee under the terms of his office or employment shall not be affected by his participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such an Eligible Employee no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

15.2 This Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

15.3 The Company shall bear the costs of establishing and administering this Scheme, including any costs of the Auditors or any independent financial adviser in relation to the preparation of any confirmation by them or provision of any other service in relation to this Scheme.

15.4 A Grantee shall be entitled to receive copies of all notices and other documents sent by the Company to holders of the Shares at the same time or within a reasonable time of any such notices or documents being sent to holders of Shares.

15.5 Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in Hong Kong and, in the case of the Grantee, his address in Hong Kong as notified to the Company from time to time or, if none or incorrect or out of date, his last place of employment with the Company, Subsidiary or Invested Entity or the Company's, Subsidiary's or Invested Entity's principal place of business in Hong Kong from time to time.

15.6 Any notice or other communication if sent by the Grantee shall be irrevocable and shall not be effective until actually received by the Company.

15.7 Any notice or other communication if sent to the Grantee shall be deemed to be given or made:

        (a)     one (1) day after the date of posting, if sent by mail; and

        (b)     when delivered, if delivered by hand.

15.8 A Grantee shall, before accepting an Offer or exercising his Option, obtain all necessary consents that may be required to enable him to accept the Offer or to exercise the Option and the Company to allot and issue to him in accordance with the provisions of this Scheme the Shares falling to be allotted and issued upon the exercise of his Option. By accepting an Offer or exercising his Option, the Grantee thereof is deemed to have represented to the Company that he has obtained all such consents. Compliance with this paragraph shall be a condition precedent to an acceptance of an Offer by a Grantee and an exercise by a Grantee of his Options.

15.9 A Grantee shall pay all tax and discharge all other liabilities to which he may become subject as a result of his participation in this Scheme or the exercise of any Option.

15.10 By accepting an Offer, an Eligible Participant shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or otherwise howsoever, to any sum or other benefit to compensate him for loss of any rights under this Scheme.

15.11 Where these Rules require matters to be approved by the shareholders or independent non-executive Director of the Company, such matters must be simultaneously be approved by the shareholders or independent non-executive directors of Hutchison Whampoa Limited where such approval by the shareholders or independent non-executive directors of Hutchison Whampoa Limited is required under Chapter 17 of the Listing Rules.

15.12 This Scheme and all Options granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.


                          * * * END OF THE SCHEME * * *

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